SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 9, 2016 (October 2, 2015)

LINCOLNWAY ENERGY, LLC
(Exact Name of registrant as specified in its charter)

IOWA	000-51764	20-1118105
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

59511 W. Lincoln Highway, Nevada, Iowa	50201
(Address of Principal Executive Offices)	(Zip Code)

(515) 232-1010
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Lincolnway Energy, LLC (“Lincolnway”) entered into an Ethanol Marketing Agreement with Eco-Energy, LLC (“Eco-Energy”) on October 2, 2015 (the “Ethanol Agreement”).  The Ethanol Agreement replaces the prior ethanol agreement by and between the Lincolnway and Eco-Energy dated January 1, 2013.  Under the Ethanol Agreement, Lincolnway has agreed to sell Eco-Energy all of the ethanol produced by Lincolnway, and Eco-Energy has agreed to purchase the same, provided, however, Lincolnway reserves the right to sell up to 5 million gallons per year, or any gallons over 60 million gallons per year, as E85 sales direct marketed product.  The purchase price payable to Lincolnway under the Ethanol Agreement is the purchase price set forth in the applicable purchase order less a marketing fee payable to Eco- Energy.  The Ethanol Agreement has an initial term of two years and then renews for successive renewal terms of two years each unless either Lincolnway or Eco-Energy give the other written notice at least 90 days prior to the end of the then current two year term.

The foregoing description of the Ethanol Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Ethanol Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

*10.1	Ethanol Marketing Agreement Between Lincolnway Energy, LLC and Eco-Energy, LLC

*	Material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLNWAY ENERGY, LLC

	By:	/s/ Eric Hakmiller
Date: December 9, 2016		Eric Hakmiller
President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

*10.1	Ethanol Marketing Agreement Between Lincolnway Energy, LLC and Eco-Energy, LLC

*	Material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the Securities and Exchange Commission